EXHIBIT 99

Everett Tackett, APR	Ken Rizvi
Public Relations	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-4534	(602) 244-3437
everett.tackett@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Third Quarter Results

Company exceeds revised guidance; first quarterly profit since 2000

PHOENIX, Ariz. – October 27, 2004 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the third quarter of 2004 were $318.4 million, a decrease of 5 percent from the second quarter of 2004. During the third quarter of 2004, the company reported net income of $15.7 million, or $0.04 per share, which included a loss on debt prepayment of $3.0 million, or $0.01 per share. During the second quarter of 2004, the company reported a net loss of $3.5 million, or $0.02 per share, that included restructuring, asset impairments and other charges of $0.9 million, and a loss on debt prepayment of $27.4 million, or $0.11 per share.

On a mix-adjusted basis, average selling prices in the third quarter of 2004 were up approximately 1 percent from the second quarter of 2004. The company’s gross margin in the third quarter was 32.3 percent, a decrease of approximately 140 basis points as compared to the second quarter of 2004 due to a combination of lower unit volumes and lower manufacturing capacity utilization.

EBITDA for the third quarter of 2004 was $64.2 million and included the $3.0 million loss on debt prepayment. EBITDA for the second quarter of 2004 was $46.1 million and included restructuring, asset impairments and other charges of $0.9 million and the $27.4 million loss on debt prepayment. A reconciliation of this non-GAAP financial measure to the company’s net income (loss) and net cash provided by operating activities prepared in accordance with U.S. GAAP is set out in the attached schedule.

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ON Semiconductor Reports Third Quarter Results

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“We accomplished a significant milestone this quarter by achieving profitability for the first time since the fourth quarter of 2000,” said Keith Jackson, ON Semiconductor president and CEO. “The actions taken during the year on the operational and financial front have enabled us to reach profitability at a revenue level significantly lower than in the fourth quarter of 2000. Operationally, we are executing better throughout the cycle and have improved both our price management and product portfolio. Financially, we have strengthened our balance sheet and have reduced our interest expense. As we move into 2005, we believe the actions taken this year will continue to position ON for success.”

FOURTH QUARTER 2004 OUTLOOK

“Based upon booking trends, backlog levels and estimated turns levels, we anticipate that total revenues will be flat to down 4 percent sequentially in the fourth quarter,” Jackson said. “Backlog levels at the beginning of the fourth quarter of 2004 were down from backlog levels at the beginning of the third quarter of 2004 and represented greater than 90 percent of our anticipated fourth quarter revenues. We expect that average selling prices will be down slightly in the fourth quarter of 2004 and while gross margin will decrease to approximately 31 percent, we expect to remain profitable.”

TELECONFERENCE

ON Semiconductor will hold a conference call for the financial community at 5 p.m. Eastern time (EDT) today to discuss the third quarter results. The company will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast will be available for approximately 30 days following the conference call.

About ON Semiconductor

ON Semiconductor (NASDAQ: ONNN) offers an extensive portfolio of power and data management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

ON Semiconductor Reports Third Quarter Results

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to bookings trends, backlog levels, estimated turns levels, fourth quarter 2004 revenues, gross margins and average selling prices, and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2003 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our subsequent SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

ON Semiconductor Reports Third Quarter Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Nine Months Ended
	October 1, 2004	July 2, 2004	October 3, 2003	October 1, 2004	October 3, 2003
Revenues	$318.4	$333.5	$264.8	$960.1	790.5
Cost of revenues	215.4	221.1	191.2	648.8	568.2

Gross profit	103.0	112.4	73.6	311.3	222.3

Operating expenses:
Research and development	22.9	25.0	20.0	71.4	61.5
Selling and marketing	18.6	19.9	14.8	56.9	46.5
General and administrative	18.0	18.5	15.6	53.7	53.9
Amortization of intangible asset	—	—	—	—	5.9
Restructuring, asset impairments and other, net	—	0.9	(3.3)	14.0	31.3

Total operating expenses	59.5	64.3	47.1	196.0	199.1

Operating income	43.5	48.1	26.5	115.3	23.2

Other income (expenses), net:
Interest expense	(22.0)	(23.8)	(38.1)	(80.1)	(116.2)
Interest income	0.6	0.6	0.3	1.6	1.5
Realized and unrealized foreign currency gains (losses)	(1.4)	1.0	0.5	(2.1)	2.3
Loss on debt prepayment	(3.0)	(27.4)	(2.9)	(63.4)	(6.4)

Other income (expenses), net	(25.8)	(49.6)	(40.2)	(144.0)	(118.8)

Income (loss) before income taxes, minority interests and cumulative effect of accounting change	17.7	(1.5)	(13.7)	(28.7)	(95.6)
Income tax provision	(1.6)	(1.6)	(1.8)	(4.8)	(6.3)
Minority interests	(0.4)	(0.4)	(0.8)	(1.9)	(0.9)

Income (loss) before cumulative effect of accounting change	15.7	(3.5)	(16.3)	(35.4)	(102.8)
Cumulative effect of accounting change	—	—	—	—	(21.5)

Net income (loss)	15.7	(3.5)	(16.3)	(35.4)	(124.3)
Less: Accretion to redemption value of convertible redeemable preferred stock	0.1	0.1	—	(1.6)	—
Less: Redeemable preferred stock dividends	(2.5)	(2.4)	(2.3)	(7.3)	(6.7)
Less: Allocation of undistributed earnings to preferred stockholders	(2.0)	—	—	—	—

Net income (loss) applicable to common stock (1)	$11.3	$(5.8)	$(18.6)	$(44.3)	$(131.0)

Income (loss) per common share:
Basic: (1) (2)
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.04	$(0.02)	$(0.10)	$(0.18)	$(0.62)
Cumulative effect of accounting change	—	—	—	—	(0.12)

Net income (loss) applicable to common stock	$0.04	$(0.02)	$(0.10)	$(0.18)	$(0.74)

Diluted: (1) (2)
Net income (loss) applicable to common stock before cumulative effect of accounting change	$0.04	$(0.02)	$(0.10)	$(0.18)	$(0.62)
Cumulative effect of accounting change	—	—	—	—	(0.12)

Net income (loss) applicable to common stock	$0.04	$(0.02)	$(0.10)	$(0.18)	$(0.74)

Weighted average common shares outstanding:
Basic	253.9	253.3	179.5	245.6	177.5

Diluted	259.4	253.3	179.5	245.6	177.5

(1)	Effective in the second quarter of 2004 and pursuant to EITF 03-6, under the two-class method of calculating basic earnings per share in periods in which we generate income, we will allocate net income available to common stockholders on a pro-rata basis between our common and preferred stockholders. Given our capital structure, this new standard has the effect of lowering our basic earnings per share when compared with our previous method of calculating basic earnings per share.
(2)	Certain amounts may not total due to the rounding of individual components.

ON Semiconductor Reports Third Quarter Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	October 1, 2004	July 2, 2004	December 31, 2003
Assets
Cash and cash equivalents	$231.8	$257.7	$186.6
Receivables, net	151.7	161.0	136.1
Inventories, net	204.9	197.3	171.6
Other current assets	25.5	26.5	25.7
Deferred income taxes	4.4	3.5	2.7

Total current assets	618.3	646.0	522.7

Property, plant and equipment, net	479.8	490.1	499.1
Deferred income taxes	1.6	2.0	1.3
Goodwill	77.3	77.3	77.3
Other assets	43.7	46.7	61.0

Total assets	$1,220.7	$1,262.1	$1,161.4

Liabilities, Minority Interests, Redeemable Preferred Stock and Stockholders’ Deficit
Accounts payable	$110.1	$125.0	$115.7
Accrued expenses	100.8	108.1	89.9
Income taxes payable	4.0	3.2	1.7
Accrued interest	10.6	10.2	25.3
Deferred income on sales to distributors	109.5	98.7	66.2
Current portion of long-term debt	13.1	47.0	11.4

Total current liabilities	348.1	392.2	310.2
Long-term debt	1,126.5	1,127.0	1,291.5
Other long-term liabilities	43.6	57.9	58.2

Total liabilities	1,518.2	1,577.1	1,659.9

Minority interests in consolidated subsidiaries	26.1	25.7	26.4

Redeemable preferred stock	128.6	126.2	119.7

Common stock	2.5	2.5	2.2
Additional paid-in capital	1,115.8	1,117.0	891.3
Accumulated other comprehensive loss	(1.4)	(1.6)	(4.4)
Accumulated deficit	(1,569.1)	(1,584.8)	(1,533.7)

Total stockholders’ deficit	(452.2)	(466.9)	(644.6)

Total liabilities, minority interests, redeemable preferred stock and stockholders’ deficit	$1,220.7	$1,262.1	$1,161.4

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Nine Months Ended
	October 1, 2004	July 2, 2004	October 3, 2003	October 1, 2004	October 3, 2003
Net income (loss)	$15.7	$(3.5)	$(16.3)	$(35.4)	$(124.3)
Plus:
Depreciation and amortization	25.5	24.8	28.0	76.6	100.6
Interest expense	22.0	23.8	38.1	80.1	116.2
Interest income	(0.6)	(0.6)	(0.3)	(1.6)	(1.5)
Income tax provision	1.6	1.6	1.8	4.8	6.3

EBITDA*	64.2	46.1	51.3	124.5	97.3
Increase (decrease):
Interest expense	(22.0)	(23.8)	(38.1)	(80.1)	(116.2)
Interest income	0.6	0.6	0.3	1.6	1.5
Income tax provision	(1.6)	(1.6)	(1.8)	(4.8)	(6.3)
Loss on sale of fixed assets	—	—	(4.6)	12.1	(3.2)
Loss on debt prepayment	3.0	27.4	2.9	63.4	6.4
Amortization of debt issuance costs and debt discount	1.8	1.8	2.3	5.5	6.9
Provision for excess inventories	5.3	1.6	2.1	6.9	8.4
Cumulative effect of accounting change	—	—	—	—	21.5
Non-cash impairment of property, plant and equipment	—	—	—	—	10.5
Non-cash write down of intangible asset	—	—	—	—	20.8
Non-cash interest on junior subordinated note payable to Motorola	3.6	3.5	3.3	10.6	9.8
Deferred income taxes	(0.5)	(0.7)	(2.3)	(2.0)	(4.8)
Stock compensation expense	0.2	—	—	0.2	0.1
Other	0.6	0.8	1.0	2.6	2.8
Changes in operating assets and liabilities	(24.7)	(2.8)	(15.2)	(24.3)	(37.6)

Net cash provided by operating activities	$30.5	$52.9	$1.2	$116.2	$17.9

*	EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense. While EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an indicator of operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors to assess our ability to meet our future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. The table above sets forth our EBITDA with a reconciliation to net cash provided by operating activities, the most directly comparable financial measure under generally accepted accounting principles.